SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2007
SYBASE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16493 (Commission File Number)	94-2951005 (I.R.S. Employer Identification Number)
One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices)
Registrant’s telephone number, including area code: (925) 236-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Election of Director
Item 5.03. Amendment to Bylaws
SIGNATURE

Item 5.02. Election of Director
On June 11, 2007, the Sybase, Inc. Board of Directors elected Michael Daniels as member of the Board of Directors, effective immediately. Mr. Daniels is the former chairman of the board of directors of Mobile 365, Inc., a mobile messaging company that Sybase acquired in November 2006. Mr. Daniels was appointed to serve on the Compensation Committee of the Board of Directors. Mr. Daniels’ term as a member of the Board of Directors will expire at the Corporation’s 2008 Annual Meeting.
Item 5.03. Amendment to Bylaws
On June 11, 2007, the Sybase, Inc. Board of Directors amended the Corporation’s Bylaws to increase the number of authorized members of the Board of Directors from eight (8) to nine (9) effectively immediately. Also on June 11, 2007, pursuant to a proposal approved by the Corporation’s stockholders at the 2007 Annual Meeting (i) the Corporation filed an amended and restated certificate of incorporation to reflect the declassification of the Board of Directors, and (ii) the Board of Directors amended the Bylaws to reflect the declassification of the Board of Directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.
Date: June 13, 2007	By:	/s/ Daniel R. Carl
	Name:	Daniel R. Carl
	Title:	Vice President, General Counsel and Secretary